UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2013

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On June 3, 2013, the Board of Directors of QLogic Corporation (the “Company”) approved a restructuring plan designed to streamline business operations with the goal of driving long-term profitable growth. The restructuring plan includes a workforce reduction, the consolidation of several engineering activities, and enhanced product development focus. The Company anticipates that the restructuring actions will be substantially completed within the next twelve months.

In connection with the restructuring plan, the Company expects to incur between $20 million and $23 million of pre-tax charges, including $18 million to $21 million of cash charges. The expected charges associated with the restructuring plan consist of $12 million to $13 million of employee termination benefits and $8 million to $10 million of other costs, including costs related to a facility under a non-cancelable lease that the Company intends to cease using as part of the restructuring plan. The Company expects that the majority of the charges associated with the restructuring plan will be recorded in the first half of fiscal year 2014.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated June 4, 2013, announcing restructuring

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION

June 4, 2013	/s/ Jean Hu
Jean Hu
Interim Chief Executive Officer,
Senior Vice President and
Chief Financial Officer